Second Amendment to Credit Agreement
This Second Amendment to Credit Agreement (the “Amendment”) is entered into as of October 29, 2024, by and among StoneX Financial Inc., a Florida corporation (the “Borrower”), StoneX Group Inc., a Delaware corporation (“Guarantor”), as a Guarantor, the several financial institutions from time to time party to this Amendment, as Lenders, and BMO Bank N.A.( f/k/a BMO Harris Bank N.A.) as Administrative Agent.
Preliminary Statements
    A.    The Borrower, the Guarantor, the Administrative Agent, and the Lenders entered into that certain Credit Agreement dated as of December 12, 2022 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
    B.    The Borrower has requested the Administrative Agent and the Lenders agree to make certain amendments to the Credit Agreement under the terms and conditions set forth in this Amendment.
    C.    Each of CIBC Bank USA and NexBank (each a “New Lender”) requests that it join the Credit Agreement as a new Lender, and the Guarantor, the Borrower, the Lenders and the Administrative Agent agree to add the New Lender as a Lender under the Credit Agreement]; and
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.    Amendments.
Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:
1.1.    Section 1.12(i) of the Credit Agreement shall be and hereby is amended by deleting the amount “$110,000,000” appearing therein and inserting in its place the amount “$50,000,000”. The Borrower and Lenders acknowledge and agree that the increase in the Commitment in connection with this Amendment shall be deemed a Commitment Amount Increase pursuant to Section 1.12 of the Credit Agreement, and this Amendment shall be deemed a Commitment Amount Increase Request for purposes of Section 1.12.
1.2.    The defined terms “Commitment” and “Termination Date” appearing in Section 5.1 of the Credit Agreement shall be and hereby is amended and restated to read in their entirety as follows:
Second Amendment (StoneX, 2024) 4890-5966-0260 v4.docx
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“Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate $250,000,000 on October 29, 2024.
“Termination Date” means the earliest to occur of (i) October 28, 2025, (ii) the Business Day immediately succeeding the date on which a Termination Event occurs, or (iii) such earlier date on which the Commitments are terminated in whole pursuant to Section 1.10, 9.2 or 9.3 hereof.
1.3.    Section 8.21(a) of the Credit Agreement shall be and hereby is amended and restated to read in its entirety as follows:
(a)     Tangible Net Worth. The Borrower shall at all times maintain a Tangible Net Worth of at least $500,000,000.
1.4.    Pursuant to Section 10.9. of the Credit Agreement, the Administrative Agent hereby designates U.S. Bank, National Association as Documentation Agent under the Credit Agreement.
1.5.    Each of Schedule 1.1 and Exhibit C to the Credit Agreement shall be amended and restated in its entirety in the form of Schedule 1.1 and Exhibit C attached hereto.
Section 2.    Conditions Precedent.
The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent (the date upon which such conditions are satisfied being referred to herein as the “Effective Date”):
2.1.    The Borrower, the Guarantor, the Administrative Agent, and the Lenders shall have executed and delivered this Amendment;
2.2.     The Administrative Agent shall have received a new Note duly executed by the Borrower for the New Lenders to the extent requested.
2.3.    The Administrative Agent shall have received such other agreements, instruments, documents and certificates as the Administrative Agent may reasonably request.
    2.4    The Administrative Agent shall have received a good standing certificate for the Borrower and Guarantor, dated as of a date no earlier than 30 days prior to the date hereof, from the appropriate governmental offices in the state of its incorporation or organization.

2.5.    The Administrative Agent shall have received for the fees set forth in that certain Mandate Letter dated September 5, 2024 between the Administrative Agent and the Borrower, including the payment of an upfront fee equal payable to the Lenders in an amount equal to 0.15% of each Lender’s Commitment.
2.6.    Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.
Section 3.    Representations.
In order to induce the Administrative Agent to enter into this Amendment, the Borrower and the Guarantor (the “Loan Parties”) hereby represents and warrants to the Administrative Agent that as of the date hereof:
3.1.    Authorization, Etc. The Loan Parties have the power and authority to execute, deliver and perform this Amendment and the other Loan Documents (if any) called for hereby. The Loan Parties have taken all necessary action (including, without limitation, obtaining approval of its equity holders, if necessary) to authorize their execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Loan Parties’ execution, delivery and performance of this Amendment or such other Loan Documents, except for those already duly obtained. This Amendment and the other Loan Documents (if any) called for hereby have been duly executed and delivered by the Loan Parties and constitute the legal, valid and binding obligation of the Loan Parties, enforceable against them in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. The execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby by the the Loan Parties do not (i) contravene the terms of the Loan Parties’ organizational documents (i.e., articles of incorporation or organization and by-laws or operating agreement, etc.); (ii) conflict with or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Loan Parties by reason of the terms of any material contractual obligation (including without limitation contractual obligations arising from any material agreements to which the Loan Parties are a party or which is binding upon it); or (iii) violate any Legal Requirement in any material respect.
3.2.    No Change to Organizational Documents and Resolutions. The Loan Parties hereby certifies that: (x) the copies of the Loan Parties’ organizational documents (i.e., articles of incorporation or organization and by-laws or operating agreement, etc.) previously delivered to the Administrative Agent under the Loan Documents continue to be true, correct and complete, have not been amended or otherwise modified since the date of such delivery, and are in full force and effect on the date hereof; (y) the resolutions of the Loan Parties previously delivered to the Administrative Agent in connection with the Loan Documents continue to be true, correct and complete, have not been amended or otherwise modified since the date of such delivery, and are in full force and effect on the date hereof; and (z) each Person previously identified by the

Loan Parties to sign any Loan Document on behalf of the Loan Parties continues to be so authorized on the date hereof and is authorized to sign this Amendment. The Administrative Agent may conclusively rely on this certification until it is otherwise notified by the Loan Parties in writing.
3.3.    Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct in all material respects (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of the date of this Amendment.
Section 4.    New Lenders.

4.1.    New Lenders. Upon the Effective Date, each New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement as a Lender, and have all the rights and obligations of a “Lender” under the Credit Agreement, (ii) shall have a Commitment in the amount set forth on Schedule 1.1 to the Credit Agreement, and (iii) agrees to be bound by the terms and conditions of the Credit Agreement as if it were an original signatory thereto. Each New Lender hereby confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. Each New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. Each New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Loan Parties or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.
4.2.    Equalization of Loans. Upon the Effective Date, the Lenders each agree to make such purchases and sales of interests in the outstanding Loans among themselves so that each Lender is then holding its relevant Percentage of outstanding Loans. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Agent may reasonably request in connection therewith.
Section 5.    Reaffirmation

Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement. Guarantor hereby confirms to the Administrative Agent and the Lenders that, after giving effect to this Amendment, the Guaranty and each other Loan Document to which Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, Guarantor is not required by the terms of the Credit Agreement to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of Guarantor to any future waivers or modifications to the Credit Agreement.
Section 6.     Miscellaneous.
    6.1.    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or the other Loan Documents, except as specifically set forth herein. Without limiting the foregoing, the Borrower agrees to comply with all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.
    6.2.    The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
    6.3.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of Amendment. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois without regard to conflicts of law principles that would require application of the laws of another jurisdiction.
[Signature Page to Follow]

This Second Amendment to the Credit Agreement is entered into as of the date and year first above written.
    “Borrower”
    StoneX Financial Inc.
    By /s/ Kevin T. Murphy
    Name Kevin T. Murphy
Title Group Treasurer
    By /s/ William Dunaway
    Name William Dunway
Title Chief Financial Officer
    “Guarantor”
    StoneX Group Inc.

    By /s/ Kevin T. Murphy
    Name Kevin T. Murphy
Title Group Treasurer
    By /s/ William Dunaway
    Name William Dunway
Title Chief Financial Officer

[Signature Page – StoneX Second Amendment]

    “Administrative Agent and the Lenders”
    BMO Bank N.A., as Administrative Agent, the Swing Line Lender and a Lender
    By /s/ Matthew Witt
    Name Matthew Witt
    Title Vice President

[Signature Page – StoneX Second Amendment]

    U.S. Bank National Association, as a Lender and as Documentation Agent
    By /s/ Chris Doering
    Name Chris Doering
    Title Senior Vice President

[Signature Page – StoneX Second Amendment]

    Customers Bank, as a Lender
    By /s/ Brandon Troster
    Name Brandon Troster
    Title Senior Vice President

[Signature Page – StoneX Second Amendment]

    East West Bank, as a Lender
    By /s/ Mike Berent
    Name Mike Berent
    Title SVP - Relationship Manager

[Signature Page – StoneX Second Amendment]

    Webster Bank, N.A., as a Lender
    By /s/ Mark R. Smith
    Name Mark R. Smith
    Title Senior Managing Director

[Signature Page – StoneX Second Amendment]

    Northbrook Bank & Trust Company, N.A., as a Lender
    By /s/ Connor Huxtable
    Name Connor Huxtable
    Title Vice President

[Signature Page – StoneX Second Amendment]

    TriState Capital Bank, as a Lender
    By /s/ Ellen Frank
    Name Ellen Frank
    Title Senior Vice President

[Signature Page – StoneX Second Amendment]

    Cadence Bank, as a Lender
    By /s/ Stephen Fast
    Name Stephen Fast
    Title AVP

[Signature Page – StoneX Second Amendment]

    CIBC Bank USA, as a New Lender
    By /s Morgan Donovan
    Name Morgan Donovan
    Title Managing Director

[Signature Page – StoneX Second Amendment]

    NexBank, as a New Lender
    By /s/ Jeff Kocher
    Name Jeff Kocher
    Title Vice President

[Signature Page – StoneX Second Amendment]